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                                                                   EXHIBIT 99.2




                                  COMMON STOCK
                                DSET Corporation

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DSET CORPORATION

         The undersigned hereby constitutes and appoints William P. McHale, Jr. and Bruce M. Crowell, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of DSET Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of DSET Corporation, 1160 U.S. Highway 22 East, Bridgewater, New Jersey at 10:00 A.M., local time, on Tuesday, December 18, 2001, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for the meeting (receipt of which is hereby acknowledged).

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

                      Please Mail In the Envelope Provided




A [X]    Please mark your votes as in this example.

1.       APPROVAL OF THE MERGER, THE MERGER AGREEMENT, AS AMENDED, AND                  FOR         AGAINST      ABSTAIN
         THE PROPOSED ISSUANCE OF UP TO 2,519,735 SHARES OF DSET COMMON
         STOCK AND SUCH OTHER SHARES OF COMMON STOCK AND CONSIDERATION TO THE           [ ]           [ ]           [ ]
         SECURITY HOLDERS OF ISPSOFT IN CONNECTION WITH THE MERGER ALL AS
         DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS MAILED TO
         SHAREHOLDERS.

2.       APPROVAL OF THE PROPOSED AMENDMENT TO DSET'S AMENDED AND                       FOR         AGAINST      ABSTAIN
         RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE
         CLASSIFICATION OF DSET'S BOARD OF DIRECTORS INTO THREE CLASSES OF              [ ]           [ ]           [ ]
         DIRECTORS WITH STAGGERED TERMS OF OFFICE AS DESCRIBED IN THE JOINT
         PROXY STATEMENT/PROSPECTUS MAILED TO SHAREHOLDERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature of Common Shareholder _________________  Signature of Common Shareholder __________________  Dated: __________
                                                                                    IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.